UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 9, 1999



                            STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

             LOUISIANA               0-19508                 72-0693290
   (State or other jurisdiction    (Commission            (I.R.S. Employer
         of incorporation)         File Number)          Identification No.)



                         110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA  70005
               (Address of principal executive offices) (Zip Code)



                                 (504) 837-5880
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

    On June 9, 1999 the Company issued the following press release.



CONTACT:  Kenneth C. Budde
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana 70005
          504/837-5880

                                                       FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REPORTS SECOND QUARTER FISCAL YEAR 1999 RESULTS-REVENUES INCREASE 31 PERCENT, OPERATING EARNINGS INCREASE 35 PERCENT, NET EARNINGS INCREASE 33 PERCENT


Metairie, Louisiana,  June  9,  1999 . . . Stewart Enterprises, Inc. (Nasdaq

NMS: STEI) today announced that revenues  for  the second quarter of 1999 as compared  to  the  second quarter of 1998 increased  31  percent  to  $202.3

million from $154.6  million.   Operating  earnings  increased 35 percent to

$61.3 million from $45.4 million, net earnings increased 33 percent to $32.2 million  from  $24.3  million, and diluted earnings per share  increased  16 percent to $.29 from $.25,  exclusive of the $76.8 million ($50.3 million or

$.51  per  share, after tax) non-recurring,  non-cash  stock  option  charge recorded in the second quarter of 1998 in connection with the vesting of the

Company's performance-based stock options.



Second quarter  diluted per share performance reflects a 15% increase in the weighted average  number  of  shares  outstanding from 97.5 million to 112.2 million,  due  principally to the Company's  equity  offering  completed  in

February 1999.



Year-to-date revenues  increased  27  percent to $385.2 million, from $303.9

million  for the comparable period last  fiscal  year.   Operating  earnings

increased 33 percent to $116.3 million, net earnings increased 27 percent to

$58.7 million  and  diluted earnings per share increased 19 percent to $.56,

from $87.5 million, $46.2  million  and $.47, respectively, reported for the first half of fiscal year 1998, before  giving  effect  to  the stock option charge recorded during the second quarter of fiscal year 1998.



Fiscal year-to-date diluted per share performance reflects an 8% increase in the weighted average number of shares outstanding from 97.5 million to 105.3 million,  due  principally  to  the  Company's equity offering completed  in

February 1999.



Joseph  P.  Henican,  III,  Chief Executive  Officer,  commented,  "We  have delivered consistent and predictable  results since our IPO in 1991.  During the second quarter of 1999, we generated  30%+  increases  in revenue, gross profit and net earnings.  This was accomplished in the largest  quarter  for acquisitions  in our Company's history with the acquisition of 62 businesses for $111.3 million."



"We are particularly pleased with the second quarter revenue growth produced in both our funeral  and cemetery segments of 32% and 29%, respectively, and

our overall margin improvement.   We  were  able  to  improve  our operating

margins by 90 basis points to 30.3% from 29.4% in the comparable  quarter of

1998.   This  was  especially  gratifying  in  light  of the 160 basis point improvement we achieved in the second quarter of 1998 compared to the second quarter of 1997 operating margin of 27.8%."



Mr. Henican added, "Now more than ever, we believe that  the  strong results we have continued to achieve quarter after quarter are due to our focus on a disciplined and balanced growth strategy and are a product of our  90  years of experience serving families at their time of need."



William  E.  Rowe,  President and Chief Operating Officer, commented,  "Thus far in fiscal year 1999, we have acquired or committed to acquire 79 funeral homes and 21 cemeteries  for  an  aggregate  purchase price of approximately

$167.5  million.   These  businesses  are expected  to  generate  annualized

revenues of approximately $76.0 million  and  serve  nearly  23,000 families worldwide."



"We have continued to focus on domestic acquisitions principally in the West

and Midwest, while at the same time increasing our presence abroad.   During

the  second  quarter,  we  completed  two  strategic  domestic acquisitions,

Wisconsin Memorial Park and D.W. Newcomer's Sons, Inc.,  both within our new pricing parameters. We have remained steadfast in our adherence  to  the new lower pricing.  We are committed to the principles of discipline and balance and the prudent operation of our businesses over the long-term."



Mr.   Rowe  continued,  "Wisconsin  Memorial  Park,  located  in  Milwaukee,

Wisconsin,  is Stewart's second largest cemetery and will enable us to serve more  than 2,800  families  annually.  With  this  acquisition,  we  entered

Wisconsin,  bringing  the  total  number  of  states  in which we operate to thirty. D.W. Newcomer's Sons, Inc. is Stewart's largest domestic acquisition to  date. This acquisition, which consists of 26 facilities  (eight  funeral homes,  four  cemeteries  and  seven  combination  funeral home and cemetery operations),  will  enable us to build on our total death  care  concept  by reaping the synergies  from clustering, the convenience of combinations, and enhancing our pre-need sales opportunities while serving over 5,900 families annually."



"Year-to-date, we have expanded  our presence in Europe with the acquisition of 34 funeral homes in Belgium, France,  and Spain.  These acquisitions have allowed us to serve 4,500 additional families  and  will  increase the total families served in Europe on an annual basis to over 24,500."



Founded  in  1910,  Stewart  Enterprises  is  the third largest provider  of products and services in the death care industry in North America, currently owning and operating 625 funeral homes and 157  cemeteries in North America,

South America, Europe and the Pacific Rim.


-------------------------------------------------------------------------------

Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in
Item 5 of the Company's Form 10-Q for the quarter ended January 31, 1999. The Company assumes no obligation to update information contained herein.
                                    ###
-------------------------------------------------------------------------------

                  STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                               (Unaudited)
              (Dollars in thousands, except per share amounts)


                                                               Three Months Ended April 30,
                                                               ----------------------------
                                                                   1999            1998
                                                               -----------    -----------
Revenues:
  Funeral                                                      $  121,158     $   91,752
  Cemetery                                                         81,099         62,826
                                                               -----------    -----------
     Total revenues                                               202,257        154,578
                                                               -----------    -----------

Costs and expenses:
  Funeral                                                          80,114         61,209
  Cemetery                                                         56,515         43,823
                                                               -----------    -----------
     Total costs and expenses                                     136,629        105,032
                                                               -----------    -----------
  Gross profit                                                     65,628         49,546
Corporate general and administrative expenses                       4,333          4,144
                                                               -----------    -----------
  Operating earnings before performance-based stock options        61,295         45,402
Performance-based stock options                                       -           76,762
                                                               -----------    -----------
  Operating earnings (loss)                                        61,295        (31,360)
Interest expense                                                  (12,795)       (10,081)
Investment and other income                                         2,150          1,676
                                                               -----------    -----------
  Earnings (loss) before income taxes                              50,650        (39,765)
Income taxes                                                       18,487        (13,719)
                                                               -----------    -----------
  Net earnings (loss)                                          $   32,163     $  (26,046)
                                                               ===========    ===========


Earnings (loss) per share:
  Basic                                                        $     0.29     $    (0.27)
                                                               ===========    ===========
  Diluted                                                      $     0.29     $    (0.27)
                                                               ===========    ===========

Weighted average shares outstanding (in thousands):
  Basic                                                           111,707         97,547
                                                               ===========    ===========
  Diluted                                                         112,192         97,547
                                                               ===========    ===========

Dividends per common share                                     $     0.02     $     0.01
                                                               ===========    ===========






                  STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                               (Unaudited)
              (Dollars in thousands, except per share amounts)


                                                                Six Months Ended April 30,
                                                               ----------------------------
                                                                   1999            1998
                                                               -----------    -----------
Revenues:
  Funeral                                                      $  232,641     $  178,670
  Cemetery                                                        152,537        125,217
                                                               -----------    -----------
     Total revenues                                               385,178        303,887
                                                               -----------    -----------


Costs and expenses:
  Funeral                                                         153,372        120,070
  Cemetery                                                        107,188         88,154
                                                               -----------    -----------
     Total costs and expenses                                     260,560        208,224
                                                               -----------    -----------
  Gross profit                                                    124,618         95,663
Corporate general and administrative expenses                       8,348          8,168
                                                               -----------    -----------
     Operating earnings before performance-based stock options    116,270         87,495
Performance-based stock options                                       -           76,762
                                                               -----------    -----------
     Operating earnings                                           116,270         10,733
Interest expense                                                  (27,195)       (20,027)
Investment and other income                                         3,334          3,034
                                                               -----------    -----------
  Earnings (loss) before income taxes                              92,409         (6,260)
Income taxes                                                       33,729         (2,160)
                                                               -----------    -----------
  Net earnings (loss)                                          $   58,680     $   (4,100)
                                                               ===========    ===========

Earnings (loss) per share
  Basic                                                        $     0.56     $    (0.04)
                                                               ===========    ===========
  Diluted                                                      $     0.56     $    (0.04)
                                                               ===========    ===========

Weighted average shares outstanding (in thousands):
  Basic                                                           104,687         97,473
                                                               ===========    ===========
  Diluted                                                         105,286         97,473
                                                               ===========    ===========

Dividends per common share                                     $     0.04     $     0.02
                                                               ===========    ===========




                             SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STEWART ENTERPRISES, INC.




June 09, 1999                      /s/ KENNETH C. BUDDE
                                   -------------------------
                                   Kenneth C. Budde
                                   Executive Vice President
                                   President-Corporate Division
                                   Chief Financial Officer